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                                                                    EXHIBIT 99.1


                            CELL THERAPEUTICS, INC.
                           1994 EQUITY INCENTIVE PLAN
                      AS AMENDED AND RESTATED MAY 7, 1997


          1. PURPOSE. The purpose of this 1994 Equity Incentive Plan (the "Plan") is to enable Cell Therapeutics, Inc., a Washington corporation (the "Company"), to attract and retain the services of (a) selected employees, officers and directors of the Company or of any parent or subsidiary corporation of the Company, (b) non-employee members of the Company's Board of Directors and
(c) other selected non-employee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary (together, "Eligible Persons").

          2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided below and in paragraph 11, up to 2,336,715 shares of the Company's Common Stock (inclusive of the 1,000,000-share increase authorized by the Board on May 5, 1997, subject to shareholder approval at the Company's 1997 annual meeting of shareholders), plus such shares of Common Stock for which options previously granted under the Company's 1992 Stock Option Plan may expire, terminate or be cancelled (the "Shares") shall be offered and issued under the Plan. To the fullest extent permitted under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (a) if an option or a stock appreciation right granted under the Plan expires, terminates or is cancelled, the unissued Shares subject to such option or stock appreciation right shall again be available under the Plan, and (b) if Shares sold under the Plan are forfeited to the Company or repurchased by the Company at the purchase price paid per share, the number of Shares forfeited or repurchased shall again be available under the Plan. In accordance with the requirements of Section 162(m) of the Code, no eligible employee shall receive stock options, separately exercisable stock appreciation rights and direct stock awards for more than 233,671 shares in the aggregate per calendar year under the Plan.

          3.  EFFECTIVE DATE AND DURATION OF PLAN.

              (a) Effective Date.  The Plan shall become effective when adopted
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by the Board of Directors of the Company (the "Board") and approved by the affirmative vote of the holders of a majority of the Common Stock of the Company represented at a shareholder meeting at which a quorum is present. Options and stock appreciation rights may be granted and Shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

              (b) Duration.  No options or stock appreciation rights may be
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granted under the Plan, no stock bonuses may be awarded under the Plan, and no
Shares may be sold pursuant to paragraph 8 of the Plan on or after January 1, 2004. However, the Plan shall continue in effect until all Shares available for issuance under the Plan have been issued and all restrictions on such Shares have lapsed. The Board may suspend or terminate the Plan at any time, except with respect to options, stock appreciation rights and Shares subject to restrictions

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then outstanding under the Plan.  Termination shall not affect any outstanding options, stock appreciation rights, any right of the Company to repurchase Shares or the forfeitability of Shares issued under the Plan.

          4.  ADMINISTRATION.

              (a) The Plan shall be administered by a committee appointed by the Board consisting of not less than two directors (the "Committee"). The Committee shall determine and designate from time to time the Eligible Persons to whom awards shall be made, the amount of the awards, and the other terms and conditions of the awards; provided, however, that only the Board may amend or
                          --------  -------
terminate the Plan as provided in paragraphs 3 and 15. At any time when the officers and directors of the Company are subject to Section 16(b) of the Exchange Act, the Committee shall consist solely of "non-employee directors" as such term is defined from time to time in Rule 16b-3 under the Exchange
Act. In addition, at any time when the Company is subject to Section 162(m) of the Code, the Committee shall consist solely of "outside directors", as defined in the regulations promulgated pursuant to Section 162(m) of the Code. Notwithstanding the provisions of this Section 4(a) and Section 4(b) below, all discretionary actions to be taken with respect to the options granted to Non-Employee Directors pursuant to Section 10 below shall be made by the Board.

              (b) Subject to the provisions of the Plan, the Committee may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

          5. TYPES OF AWARDS; ELIGIBILITY. The Committee may, from time to time, take the following actions under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Code, as provided in paragraph 6(b);
(ii) grant options other than Incentive Stock Options ("Nonstatutory Stock Options") as provided in paragraph 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell Shares as provided in paragraph 8; and (v) grant stock appreciation rights as provided in paragraph 9. Any such awards may be made to employees (including employees who are officers or directors of the Company or of any parent or subsidiary corporation of the Company, and to other Eligible Persons described in paragraph 1 who the Committee believes have made or will make an important contribution to the Company or its parent or subsidiaries; provided, however, that only employees of the Company or a parent or subsidiary
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shall be eligible to receive Incentive Stock Options under the Plan.  The
Committee shall select the Eligible Persons to whom awards shall be made and shall specify the action taken with respect to each Eligible Person to whom an award is made under the Plan. At the discretion

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of the Committee, an Eligible Person may be given an election to surrender an award in exchange for the grant of a new award.

          6.  OPTION GRANTS

              (a) Grant.  Each option granted under the Plan shall be
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evidenced by a stock option agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan. With respect to each option grant, the Committee shall determine the number of Shares subject to the option, the option price, the period of the option, and the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Nonstatutory Stock Option.

              (b) Incentive Stock Options.  Incentive Stock Options granted
                  -----------------------
under the Plan shall be subject to the following terms and conditions:

                        (i) No employee may be granted Incentive Stock Options under the Plan such that the aggregate fair market value, on the date of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or of any parent or subsidiary corporation of the Company exceeds $100,000.

                        (ii) An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company only if the option price is at least 110 percent of the fair market value, as described in paragraph 6(b)(iv), of the Shares subject to the option on the date it is granted, and the option by its terms is not exercisable more than five years from the date of grant.

                        (iii) Subject to paragraphs 6(b)(ii) and 6(d), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee, except that no Incentive Stock Option shall be exercisable more than 10 years from the date of grant.

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                        (iv)  The option price per Share shall be determined by
the Committee at the time of grant. Subject to paragraph 6(b)(ii), the option price shall not less than 100 percent of the fair market value of the Shares covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be fixed by the Committee at whatever price the Committee may determine in the exercise of its sole discretion; provided, that
                                                                --------
the per share exercise price for any option granted following the effective date of registration of any of the Company's securities under Section 12 of the Exchange Act shall be deemed to be the average of the closing bid and asked prices for the Common Stock of the Company as reported on the National Association of Securities Dealers, Inc. Automated Quotation System on the day preceding the day the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the Common Stock of the Company as shall be specified by the Committee.

                        (v) The Committee may at any time without the consent of the optionee convert an Incentive Stock Option into a Nonstatutory Stock Option.

              (c) Nonstatutory Stock Options. Nonstatutory Stock Options shall
                  --------------------------
be subject to the following additional terms and conditions:

                        (i) The option price for Nonstatutory Stock Options shall be determined by the Committee at the time of grant. The option price may not be less than the fair market value of the Shares covered by the Nonstatutory Stock Option on the date of grant. The fair market value of the Shares covered by a Nonstatutory Stock Option shall be determined pursuant to paragraph 6(b)(iv).

                        (ii) Nonstatutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee.

              (d) Exercise of Options.  Except as provided in paragraph 6(f) or
                  -------------------
as determined by the Committee, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any parent or subsidiary corporation of the Company and shall have been so employed or have provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment for purposes of the Plan. Unless otherwise determined by the Committee, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(f), 11 and 13, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Committee; provided that options shall not be exercised for fractional shares.
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Unless otherwise determined by the Committee, if the optionee does not exercise an option in any one year with respect to the full number of Shares to which the optionee is entitled in that year, the optionee's right shall be cumulative and the optionee may purchase those Shares in any subsequent year during the term of the option.

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              (e) Limited Transferability.  During the lifetime of the optionee,
                  -----------------------
options under the Plan shall be exercisable only by the optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the optionee's death. However, with the consent of the Committee, Nonstatutory Stock Options may, in connection with the optionee's estate plan, be assigned in whole or in part during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee by the Committee. Nonstatutory Stock Options may also be assigned or transferred pursuant to a qualified domestic relations order.

              (f) Termination of Employment or Service.
                  ------------------------------------

                        (i) In the event the employment or service of the optionee by the Company or a parent or subsidiary corporation of the Company terminates for any reason other than because of death or physical disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                        (ii) In the event of the termination of the optionee's employment or service with the Company or a parent or subsidiary corporation of the Company because the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code), the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                        (iii) In the event of the death of an optionee while employed by or providing service to the Company or a parent or subsidiary corporation of the Company, the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option on the date of death, and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

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                        (iv)  The Committee, at the time of grant or at any time
thereafter, may extend the three-month and one-year expiration periods any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Committee may determine .

                        (v) To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase Shares pursuant to such option shall cease and terminate.

              (g) Purchase of Shares.  Unless the Committee determines
                  ------------------
otherwise, Shares may be acquired pursuant to an option only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of Shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and, if required to comply with the Securities Act of 1933, as amended, or state securities laws, the notice shall include a representation that it is the optionee's present intention to acquire the Shares for investment and not with a view to distribution. The certificates representing the Shares shall bear any legends required by the Committee. Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of Shares pursuant to an option, the optionee must have paid the Company the full purchase price of such Shares in cash (including, with the consent of the Committee, cash that may be the proceeds of a loan from the Company), or, with the consent of the Committee, in whole or in part, in Shares valued at fair market value, as determined pursuant to paragraph 6(b)(iv). Unless the Committee determines otherwise, all payments made to the Company in connection with the exercise of an option must be made by a certified or cashier's bank check or by the transfer of immediately available federal funds. No Shares shall be issued until full payment therefor has been made. With the consent of the Committee, an optionee may request the Company to apply automatically the Shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the optionee by the Company or the parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Committee, an optionee may deliver Shares to the Company to satisfy the withholding obligation.

          7. STOCK BONUSES. The Committee may award Shares to Eligible Persons under the Plan as stock bonuses. Shares awarded as a stock bonus shall be subject to such terms, conditions, and restrictions as shall be determined by the Committee, all of which shall be evidenced in a writing signed by the recipient prior to receiving the bonus Shares. The Committee may not require the recipient to pay any monetary consideration other than amounts

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necessary to satisfy tax withholding requirements.  The certificates representing the Shares awarded shall bear any legends required by the Committee. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the recipient by the Company or the parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Committee, a recipient may deliver Shares to the Company to satisfy the withholding obligation.

          8. STOCK SALES. The Committee may issue Shares to Eligible Persons under the Plan for such consideration (including promissory notes and services) as determined by the Committee, provided that in no event shall the
                                --------
consideration be less than 75 percent of the fair market value of the Shares at the time of issuance, determined pursuant to paragraph 6(b)(iv). Shares issued under this paragraph 8 shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the Shares issued, together with such other restrictions as may be determined by the Committee. The certificates representing the Shares shall bear any legends required by the Committee. The Company may require any purchaser of stock issued under this paragraph 8 to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the purchaser by the Company or any parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Committee, a purchaser may deliver Shares to the Company to satisfy the withholding obligation.

          9.  STOCK APPRECIATION RIGHTS.

              (a) Grant.  Stock appreciation rights may be granted under the
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Plan by the Committee, subject to such rules, terms, and conditions as the
Committee prescribes. The Committee shall pre-approve, at the time any such right is granted to an officer or director subject to Section 16 of the Exchange Act, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this paragraph 9. Accordingly, no additional approval of the Committee or the Board shall be required at the time the right is actually exercised.

              (b)    Exercise.
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                        (i)   A stock appreciation right shall be exercisable
only at the time or times established by the Committee. If a stock appreciation right is granted in connection with an option, the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised. Upon exercise of a stock appreciation right, any option or portion thereof to which the stock appreciation right relates terminates. If

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a stock appreciation right is granted in connection with an option, upon exercise of the option, the stock appreciation right or portion thereof to which the option relates terminates.

                        (ii) The Committee may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right (including conditions designed to ensure compliance with the requirements for an exemption pursuant to Rule 16b-3 under the Exchange Act) or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted before adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

                        (iii) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one Share over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the option price per Share under the option to which the stock appreciation right relates), multiplied by the number of Shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of a stock appreciation right may be made in Shares valued at fair market value, in cash, or partly in Shares and partly in cash, all as determined by the Committee.

                        (iv) For purposes of this paragraph 9, the fair market value of the Shares shall be determined pursuant to paragraph 6(b)(iv), on the trading day preceding the date the stock appreciation right is exercised.

                        (v) No fractional Shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Committee shall determine, the number of Shares may be rounded downward to the next whole Share.

                        (vi) Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the participant by the Company or any parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Committee, a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any Shares to be issued upon the exercise that number of Shares that would satisfy the withholding amount due or by delivering Shares to the Company to satisfy the withholding amount.

                        (vii) Upon the exercise of a stock appreciation right for Shares, the number of Shares reserved for issuance under the Plan shall be reduced by the number of

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Shares issued.  Cash payments of stock appreciation rights shall not reduce the number of Shares reserved for issuance under the Plan.

          10.  OPTION GRANTS TO NON-EMPLOYEE DIRECTORS.

               (a) Automatic Grants.  Each Non-Employee Director shall
                   ----------------
automatically be granted a fully vested Nonstatutory Stock Option to purchase 2,858 Shares upon his or her election to the Board of Directors for the first time. In addition, on each anniversary of each Non-Employee Director's immediately preceding election or appointment to the Board, such Non-Employee Director who is a member of the Board on such anniversary date shall automatically be granted, effective as of such anniversary date, a fully vested Nonstatutory Stock Option to purchase 1,905 shares. A "Non-Employee Director" is a director of the Company who is not an employee of the Company or of any parent or subsidiary corporation of the Company on the date the option is granted.

              (b) Terms of Options.  The exercise price for options granted
                  ----------------
under this paragraph 10 shall be the fair market value of the Shares on the date of grant, determined pursuant to paragraph 6(b)(iv). Each such option shall have a 10 year term from the date of grant, unless earlier terminated as provided in paragraph 6(f).

          11. CHANGES IN CAPITAL STRUCTURE. If the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, the Committee shall make appropriate adjustments to (i) the number and kind of securities available for awards under the Plan; (ii) the number and kind of securities as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the participant's proportionate interest before and after the occurrence of the event is maintained, provided that this paragraph 11 shall not apply with
                     --------
respect to transactions referred to in paragraph 13; (iii) the maximum number and kind of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock awards per calendar year; and (iv) the number and kind of securities for which automatic option grants are to be made to newly-elected or continuing Non-Employee
Directors pursuant to paragraph 10 hereof.   Appropriate adjustments to reflect
any such transaction shall also be made to the exercise price per share in effect under each outstanding stock option or stock appreciation right, provided the aggregate exercise price of each grant shall remain the same. The Committee may also require that any securities issued in respect of or exchanged for Shares issued hereunder that are subject to restrictions be subject to similar restrictions. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustment made by the Committee shall be conclusive.

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          12.  OTHER AWARDS.  The Committee shall have the authority to specify the terms and provisions of other equity-based or equity-related awards not described herein which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company.

          13.  EFFECT OF REORGANIZATION OR LIQUIDATION.

               (a) Cash, Stock or Other Property for Stock.  Except as provided
                   ---------------------------------------
in paragraph 13(b), upon a merger, consolidation, reorganization, plan of exchange or liquidation involving the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their Common Stock (any such transaction to be referred to in this paragraph 13 as an "Accelerating Event"), any option or stock appreciation right granted hereunder shall terminate, but the optionee shall have the right during a 30-day period immediately prior to any such Accelerating Event to exercise his or her option or stock appreciation right, in whole or in part, without any limitation on exercisability.

              (b) Stock for Stock.  If the shareholders of the Company receive
                  ---------------
capital stock of another corporation ("Exchange Stock") in exchange for their Common Stock in any transaction involving a merger, consolidation, reorganization, or plan of exchange, all options granted hereunder shall be converted into options to purchase shares of Exchange Stock and all stock appreciation rights granted hereunder shall be converted into stock appreciation rights measured by the Exchange Stock, unless the Committee, in its sole discretion, determines that any or all such options or stock appreciation rights granted hereunder shall not be converted, but instead shall terminate in accordance with the provisions of paragraph 13(a). The amount and price of converted options and stock appreciation rights shall be determined by adjusting the amount and price of the options or stock appreciation rights granted hereunder to take into account the relative values of the Exchange Stock and the Common Stock in the transaction.

              (c) Change in Control.  In the event of a Change in Control and
                  -----------------
except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, (i) all options and stock appreciation rights granted hereunder (including options and stock appreciation rights granted to officers or directors less than six months prior to any such Change in Control) shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, and (ii) all restrictions and conditions of all bonus Shares then outstanding shall lapse as of the date of the Change in Control. A "Change in Control" means:

                        (i) The acquisition, directly or indirectly, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities representing 50.1 percent or more of either (a) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that
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the following

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acquisitions shall not constitute a Change of Control:  (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation which would not be a Change of Control under paragraph (iii) below; or

                        (ii) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any
                                             --------  -------
individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

                        (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless following such reorganization, merger or consolidation, (a) more than 50 percent of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (b) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                        (iv) Approval by the shareholders of the Company of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50 percent of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other

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

disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

              (d) The rights set forth in this paragraph 13 shall be transferable only to the extent the related option or stock appreciation right is transferable.

          14. CORPORATE MERGERS, ACQUISITIONS, ETC. The Committee may also grant options, grant stock appreciation rights, award stock bonuses and sell stock under the Plan having terms, conditions and provisions that vary from those specified in the Plan; provided that any such awards are granted in
                             --------
substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses and stock sold or awarded by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a parent or subsidiary corporation of the Company is a party.

          15. AMENDMENT OF PLAN.

              (a) The Board may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason; except that no such modification or amendment shall be effective without shareholders approval if such approval is required to comply with any applicable law, rule or regulation. Except as provided in paragraphs 6(b)(v), 10, 11 and 13, however, no change in an award already granted shall be made without the written consent of the holder of such award.

              (b) The Plan was amended and restated by the Board on May 7, 1997 (the "1997 Restatement") to effect the following changes: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 1,000,000 shares, (ii) render the Non-Employee Directors who are serving as members of the Committee eligible to receive option grants, stock appreciation rights and direct stock awards under the Plan during their period of service on the Committee, and (iii) effect a series of additional changes to the provisions of the Plan (including the stockholder approval requirements, the transferability of Nonstatutory Stock Options and the elimination of the six (6)-month holding period requirement as a condition to the exercise of stock options and stock appreciation rights held by officers and directors subject to Section 16 of the Exchange Act) in order to take advantage of the recent amendments to Rule 16b-3 under the Act which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the Federal securities laws. The 1997 Restatement is subject to shareholder approval at the Company's 1997 annual meeting of shareholders, and no option grants made on the basis of the 1,000,000-share increase shall become exercisable in whole or in part unless and until the 1997 Restatement is

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

approved by the shareholders. Should such shareholder approval not be obtained, then any options granted on the basis of the 1,000,000-share increase shall terminate without ever becoming exercisable for those shares, and no further option grants, stock appreciation rights or direct stock issuances shall be made on the basis of such share increase. However, option grants, stock appreciation rights and direct stock issuances may continue to be made pursuant to the provisions of the Plan as in effect immediately prior to the 1997 Restatement. All option grants, stock appreciation rights and direct stock issuances made prior to the 1997 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options, rights or issuances, and nothing in the 1997 Restatement shall be deemed to modify or in any way affect those outstanding options, rights or issuances. Subject to the foregoing limitations, the Committee may grant stock options and stock appreciation rights and make direct stock issuances under the Plan at any time before the date fixed herein for the termination of the Plan.

          16. APPROVALS. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company shall not be obligated to issue or deliver Shares under the Plan if such issuance or delivery would violate applicable state or federal securities laws, or if compliance with such laws would, in the opinion of the Company, be unduly burdensome or require the disclosure of information which would not be in the Company's best interests.

          17. EMPLOYMENT AND SERVICE RIGHTS. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any parent or subsidiary corporation of the Company or shall interfere in any way with the right of the Company or any parent or subsidiary corporation of the Company by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to increase or decrease such employee's compensation or benefits; or (ii) confer upon any person engaged by the Company or any parent or subsidiary corporation of the Company any right to be retained or employed by the Company or the parent or subsidiary or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company or the parent or subsidiary.

          18. RIGHTS AS A SHAREHOLDER. The recipient of any award under the Plan shall have no right as a shareholder with respect to any Shares until the date of issue to the recipient of a stock certificate for such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

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